A special meeting of the fund's shareholders was held on September 20, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	18,269,227,209.76	96.169
Withheld	727,692,262.57	3.831
TOTAL	18,996,919,472.33	100.000
Albert R. Gamper, Jr.
Affirmative	18,262,920,311.07	96.136
Withheld	733,999,161.26	3.864
TOTAL	18,996,919,472.33	100.000
Robert M. Gates
Affirmative	18,229,868,134.95	95.962
Withheld	767,051,337.38	4.038
TOTAL	18,996,919,472.33	100.000
George H. Heilmeier
Affirmative	18,204,838,640.54	95.830
Withheld	792,080,831.79	4.170
TOTAL	18,996,919,472.33	100.000
Edward C. Johnson 3d
Affirmative	18,123,464,765.65	95.402
Withheld	873,454,706.68	4.598
TOTAL	18,996,919,472.33	100.000
Stephen P. Jonas
Affirmative	18,220,762,012.60	95.914
Withheld	776,157,459.73	4.086
TOTAL	18,996,919,472.33	100.000
James H. KeyesB
Affirmative	18,250,750,050.08	96.072
Withheld	746,169,422.25	3.928
TOTAL	18,996,919,472.33	100.000
Marie L. Knowles
Affirmative	18,243,039,621.32	96.032
Withheld	753,879,851.01	3.968
TOTAL	18,996,919,472.33	100.000
Ned C. Lautenbach
Affirmative	18,254,098,589.52	96.090
Withheld	742,820,882.81	3.910
TOTAL	18,996,919,472.33	100.000
William O. McCoy
Affirmative	18,213,650,529.82	95.877
Withheld	783,268,942.51	4.123
TOTAL	18,996,919,472.33	100.000
Robert L. Reynolds
Affirmative	18,223,974,506.07	95.931
Withheld	772,944,966.26	4.069
TOTAL	18,996,919,472.33	100.000
Cornelia M. Small
Affirmative	18,252,330,971.39	96.080
Withheld	744,588,500.94	3.920
TOTAL	18,996,919,472.33	100.000
William S. Stavropoulos
Affirmative	18,211,294,832.59	95.864
Withheld	785,624,639.74	4.136
TOTAL	18,996,919,472.33	100.000
Kenneth L. Wolfe
Affirmative	18,238,310,322.54	96.007
Withheld	758,609,149.79	3.993
TOTAL	18,996,919,472.33	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.